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PROSPECTUS SUPPLEMENT                                                                                            File No. 333-52822
(To the Prospectus Supplement and Prospectus dated January 24, 2001)                                                 Rule 424(b)(3)
Prospectus number:         2189


                                                 Merrill Lynch & Co., Inc.
                                                Medium-Term Notes, Series B
                                        Due Nine Months or More from Date of Issue


                                                    Floating Rate Notes


          Principal Amount:        $150,000,000                      Original Issue Date:      Jan. 15, 2002

          CUSIP Number:            59018YLG4                         Stated Maturity Date:     Jan.  15, 2004

          Interest Calculation:                                      Day Count Convention:
          --------------------                                       --------------------
          [X]   Regular Floating Rate Note                           [X]   Actual/360
          [ ]   Inverse Floating Rate Note                           [ ]   30/360
                (Fixed Interest Rate):                               [ ]   Actual/Actual


          Interest Rate Basis:
          -------------------
          [X]   LIBOR                                                [ ]   Commercial Paper Rate
          [ ]   CMT Rate                                             [ ]   Eleventh District Cost of Funds Rate
          [ ]   Prime Rate                                           [ ]   CD Rate
          [ ]   Federal Funds Rate                                   [ ]   Other (see attached)
          [ ]   Treasury Rate
              Designated CMT Page:                                   Designated LIBOR Page:
                    CMT Telerate Page:                                      LIBOR Telerate Page:
                    CMT Reuters Page:                                       LIBOR Reuters Page:

          Index Maturity:          One Month                         Minimum Interest Rate:    Not Applicable

          Spread:                  0.2100%                           Maximum Interest Rate:    Not Applicable

          Initial Interest Rate:   TBD                               Spread Multiplier:        Not Applicable



          Interest Reset Dates:    Monthly, on the 15th of every month, commencing Feb. 15, 2002, subject to modified following business day convention.

          Interest Payment Dates:  Monthly, on the 15th of every month, commencing Feb. 15, 2002, subject to modified following business day convention.
          Repayment at the
          Option of the Holder:    The Notes cannot be repaid prior to the Stated Maturity Date.

          Redemption at the
          Option of the Company:   The Notes cannot be redeemed prior to the Stated Maturity Date.

          Form:                    The Notes are being issued in fully registered book-entry form.

          Trustee:                 The Chase Manhattan Bank

          Dated:                   Jan.  10, 2002
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